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                                              Baldwin & Lyons, Inc. and Subsidiaries

                                              Form 10-K Year Ended December 31, 2001

                                                            EXHIBIT 11

                                                COMPUTATION OF PER SHARE EARNINGS




                                                     -----------------------------------------------------------------------
                                                                                    Year Ended December 31
                                                     -----------------------------------------------------------------------
                                                            2002                      2001                      2000
                                                     -------------------        ------------------        ------------------
Basic:
  Average number of Class A and
   Class B shares outstanding                                14,609,727                15,153,577                15,583,138
                                                     ===================        ==================        ==================
  Net income                                                $12,365,636                $5,390,495               $19,749,722
                                                     ===================        ==================        ==================

  Per Share Amount                                                $ .85                     $ .36                    $ 1.27
                                                     ===================        ==================        ==================


Diluted:
  Average number of Class A and
   Class B shares outstanding                                14,609,727                15,153,577                15,583,138

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                        104,168                   105,104                   110,765
                                                     -------------------        ------------------        ------------------
                                           TOTALS            14,713,895                15,258,681                15,693,903
                                                     ===================        ==================        ==================

  Net income                                                $12,365,636                $5,390,495               $19,749,722
                                                     ===================        ==================        ==================

  Per Share Amount                                                $ .84                     $ .35                    $ 1.26
                                                     ===================        ==================        ==================


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Note:  All share, per share and option amounts reflect a five-for-four stock split, effective Feburary 17, 2003.
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